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                                                                   Exhibit 10d
                             AMENDED AND RESTATED
                               KMART CORPORATION
                           DIRECTORS RETIREMENT PLAN


Section 1.  Purpose
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This Plan, which shall be known as the Kmart Corporation Directors Retirement
Plan, is designed to provide retirement benefits to non-employee directors who have rendered service to Kmart Corporation (the "Company") as members of its Board of Directors (the "Board"), and to attract and retain as directors persons of substantial ability and experience who can contribute their knowledge and judgment to the business of the Company.

Section 2.  Eligibility
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Any person who is neither an employee, nor entitled to any pension earned as an employee, of the Company (or any of its subsidiaries) and who is a member of the Board at or after the effective date of this Plan shall be eligible for benefits hereunder after retirement from the Board if such director has served on the Board at least 5 years.

The rights of any director shall be determined under the terms of this Plan as in effect as of the date of his or her retirement.

Section 3.  Benefit Amount
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Effective June 20, 1995, the annual amount of benefits to be paid hereunder to an eligible director shall be a sum equal to the annual retainer fee for service as a director (exclusive of any retainer for committee service) in effect for non-employee directors at the time of the director's retirement from the Board.

Section 4.  Payment and Duration of Benefits
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Benefits hereunder shall become payable as of the director's retirement from the
Board, but not sooner than attainment of age 62 unless the director shall have made an election no later than 12 calendar months prior to his or her retirement from the Board to commence payment of benefits earlier, or up to 3 years later, than age 62. Benefits shall be paid to the retired director on a quarterly basis on the last day of each calendar quarter.

Benefits payable hereunder shall continue until the earlier of:

    (a) the expiration of 10 years, or
    (b) the expiration of a period equivalent to the retired director's period of service as a member of the Board, provided, however, that for this purpose, only the director's service prior to January 1, 1996 shall be taken into account. (However, the foregoing proviso shall be effective only if the amendments to the Kmart Corporation Amended and Restated Directors Stock Plan are approved at the 1996 annual meeting of stockholders.)

Any period of service as a member of the Board for a partial month shall be rounded to a full month for purposes of calculating the period during which benefits are payable. Payment shall be pro-rated for any period less than a full calendar quarter.
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Section 5.  Benefit Payable to Estate or Designated Beneficiary(ies)
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In the event of the death of a director who is eligible for benefits hereunder, or who would be eligible for benefits if he or she had retired from the Board as of the date of death, the benefits which would otherwise have been payable to such director shall be paid in a lump sum to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made to the estate of the director.

Section 6.  Conditions
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The Company shall not be liable to make any payments hereunder if, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interests of the Company.

Section 7.  Miscellaneous
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The right to receive benefits hereunder shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the director or his or her beneficiary(ies) or estate.

The Company shall not be required to reserve or otherwise set aside funds to meet any obligations of this Plan.

Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

Section 8.  Amendment and Termination
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This Plan may be amended or discontinued by the Board at any time in its sole judgment. No such amendment or termination shall reduce the benefit to which any person shall have become entitled hereunder prior to such amendment or termination.

Section 9.  Effective Date
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This Plan shall be effective as of May 1, 1984. (Amended June 20, 1995 and
September 19, 1995.)

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